PTC Announces Strong Q1 Results, Increases FY’12 and Long-Term Targets

NEEDHAM, Mass.— January 25, 2012 -- PTC (Nasdaq: PMTC), today reported results for its first fiscal quarter ended December 31, 2011.  PTC also announced an organizational realignment and restructuring to drive long-term growth and enhanced profitability.

Highlights
•	Q1 Results: Non-GAAP revenue of $319.8 million, up 20% year over year, and non-GAAP EPS of $0.35
o	GAAP revenue of $318.3 million and GAAP EPS of $0.18
o	Revenue contribution from MKS (acquired on May 31, 2011) and 4CS Solutions (acquired on September 2, 2011) was $20 million on a non-GAAP basis and $18.5 million on a GAAP basis
o	Non-GAAP operating margin of 18.4%; GAAP operating margin of 10.2%
o
Relative to Q1 guidance assumptions, revenue was negatively impacted by $4.6 million by currency effects and non-GAAP EPS was negatively impacted by $0.01 due to a higher-than-expected tax rate and currency effects

•	Q2 Guidance: Non-GAAP revenue of $305 to $320 million and non-GAAP EPS of $0.32 to $0.36
o	GAAP revenue of $304 to $319 million and GAAP EPS of $0.06 to $0.11, including a $20 million restructuring charge
o
Assumes $1.30 USD / EURO, down from previous assumption of $1.40; a $6 to $8 million negative impact to Q2 non-GAAP revenue guidance. Revenue guidance assumes approximately $22 million contribution from MKS and 4CS, including $1 million in non-GAAP revenue

•	FY’12 Targets: Non-GAAP revenue of $1,310 to $1,330 million and non-GAAP EPS of $1.58 to $1.62
o	Assumes $1.30 USD / EURO, down from previous assumption of $1.40 – negatively impacting Q2 through Q4 revenue guidance by approximately $20 million
o	Non-GAAP operating margin of approximately 20%, up from approximately 18% previously, despite currency effects
o	Approximate $5 million quarterly expense benefit from restructuring in Q3’12 and Q4’12
o	GAAP revenue of $1,307 to $1,327 million and GAAP EPS of $0.93 to $0.97, including $20 million restructuring charge
o	Revenue guidance assumes approximately $90 to $100 million contribution from MKS and 4CS, including $3 million in non-GAAP revenue

•	Initiating FY’15 target model: Key elements of our new model
o	Annual revenue growth of 11% to 13%
o	Non-GAAP gross margin target of 74% to 76%
o	Non-GAAP operating margin target of 25% to 27%

The Q1 non-GAAP revenue results exclude a $1.5 million effect of purchase accounting on the fair value of the acquired deferred maintenance balance of MKS Inc. The Q1 non-GAAP EPS results also exclude $13.4 million of stock-based compensation expense, $9.3 million of acquisition-related intangible asset amortization, $2.1 million of acquisition-related expense, $0.8 million in other expense and $6.7 million of income tax adjustments.  The Q1 non-GAAP EPS results include a tax rate of 25% and 121 million diluted shares outstanding.  The Q1 GAAP EPS results include a tax rate of 26% and 121 million diluted shares outstanding.

Results Commentary
James Heppelmann, president and chief executive officer, commented, “PTC had a good start to FY’12, with Q1 non-GAAP revenue at the high end of our guidance range and non-GAAP EPS exceeding the high end of our guidance range.  Our license revenue of $89.1 million was up 18% on a year-over-year basis, driven by organic growth of 12%. Continuing the momentum we experienced in Q4’11, our Enterprise (PLM) business delivered very good results with non-GAAP revenue up 38% year over year and 21% on an organic basis. Enterprise (PLM) license growth increased 41% year over year and 27% on an organic basis. Revenue in our Desktop (MCAD) business increased 5% year over year. Desktop license revenue decreased 1% year over year, reflecting very strong comparable results in Q1’11.”  On a constant currency basis, total non-GAAP revenue growth was 19% and license revenue growth was 17% when compared to Q1’11.

Heppelmann added, “As part of our ongoing strategy to enhance customer focus, expand our addressable market opportunities and accelerate profitability we are implementing an organizational realignment around five market sectors and restructuring our business. We expect the combination of near-term cost savings from the restructuring and the longer-term benefit of the realignment to improve efficiencies within our Sales and Services organizations. As a result of progress we’ve already made on operating margins coupled with these new initiatives, we are increasing our long-term, non-GAAP operating margin target by 500 basis points to a range of 25% to 27% by FY’15. Please join us at our upcoming investor day in New York on February 7th where we will provide further insight into our growth and margin expansion initiatives.”

Jeff Glidden, chief financial officer, commented, “From a profitability standpoint, Q1 was another solid quarter with a good mix of revenue, better than anticipated Services margins, and lower than planned operating expenses as we remained vigilant on all non-sales related hiring; we delivered $0.35 non-GAAP EPS, this despite a $0.01 headwind due to a higher-than-expected tax rate and currency effects. Non-GAAP EPS increased 59% from $0.22 non-GAAP EPS in Q1’11.  We ended Q1’12 with $187 million of cash up from $168 million at the end of Q4’11, reflecting $36 million in cash provided by operating activities.”

Outlook Commentary
Glidden continued, “Looking to the full year FY’12, we are targeting non-GAAP revenue growth of 12% to 14%, despite an approximate $25 million negative impact due to currency changes. We expect MKS and 4CS to contribute approximately $90 to $100 million in revenue for the full year, including $3 million in non-GAAP revenue. We are expecting license revenue growth of approximately 17%, non-GAAP maintenance revenue growth of approximately 10% and services revenue growth of approximately 14%. Note that on a constant currency basis our expectation for services growth has increased by approximately 200 basis points due to continued momentum of our PLM solutions and demand for associated services.  We are anticipating services net margins will increase significantly to approximately 9% for the year, and we are making good progress expanding our services partner program. Our new FY’12 non-GAAP EPS target of $1.58 to $1.62 is an increase of $0.10 relative to our previous guidance, despite the negative impact of currency movements, reflecting our strong Q1 results, the positive impact of the restructuring on the year and our on-going focus on cost efficiency. We expect the restructuring action to benefit operating expenses by approximately $5 million per quarter beginning in Q3’12. We expect MKS and 4CS to be slightly accretive to FY’12 non-GAAP EPS.”  For FY’12, the GAAP EPS target is $0.93 to $0.97.

The FY’12 targets assume a non-GAAP tax rate of 25%, a GAAP tax rate of 21% and 122 million diluted shares outstanding.  The FY’12 non-GAAP guidance excludes approximately $20 million in restructuring charges, $3 million for the effect of purchase accounting on acquired MKS deferred maintenance revenue, $51 million of stock-based compensation expense, $36 million of acquisition-related intangible asset amortization, any acquisition-related expenses, and their related income tax effects.

“Based on the market momentum we are seeing, the strength of our pipeline, and our increasing sales capacity, we continue to be excited about our long-term growth opportunity,” said Heppelmann. “The confidence in our long-term opportunity is supported by the 24 large deals (license + services revenue of more than $1 million) we recognized in Q1’12. We believe this is an indicator of the strength of our pipeline for business opportunities with new and existing customers.  During the quarter we recognized revenue from leading organizations such as Bell Helicopter, Continental, Danfoss, Nilfisk Advance, Samsung and Schaeffler Technologies.”

Glidden added, “While we acknowledge that there continues to be uncertainty regarding the strength of the global economy, our commitment to operating margin expansion is a cornerstone of our financial strategy, which is clearly reflected in our margin performance in Q1’12 and increased outlook for FY’12 and beyond. For Q2, we are providing guidance of $305 to $320 million in non-GAAP revenue, which includes approximately non-GAAP $22 million in revenue from the MKS and 4CS businesses, including $1 million in non-GAAP revenue, and a $6 to $8 million negative impact due to currency effects. We are expecting approximately $80 to $95 million in license revenue in Q2, services revenue growth of approximately 19%, and non-GAAP maintenance revenue growth of approximately 14%, resulting in approximately 13% to 19% year-over-year growth in total non-GAAP revenue. We are expecting non-GAAP EPS of $0.32 to $0.36, which at the mid-point is an increase of 31% from $0.26 non-GAAP EPS in Q2’11, reflecting our commitment to driving operating leverage in our model.”   For Q2, the GAAP revenue target is $304 to $319 million and the GAAP EPS target is $0.06 to $0.11, including a restructuring charge of approximately $20 million.

The Q2 guidance assumes a non-GAAP tax rate of 25%, a GAAP tax rate of 21% and 122 million diluted shares outstanding.  The Q2 non-GAAP guidance excludes $20 million in restructuring charges, $1 million for the effect of purchase accounting on acquired MKS deferred maintenance revenue, $13 million of stock-based compensation expense, $9 million of acquisition-related intangible asset amortization expense, any acquisition-related expenses, and their related income tax effects.

Q1 Earnings Conference Call and Webcast

Prepared remarks for the conference call have been posted to the investor relations section of our website.  The prepared remarks will not be read live; the call will be primarily Q&A.

What:	PTC Fiscal Q1 Conference Call and Webcast
When:	Thursday, January 26th, 2012 at 8:30 am (ET)
Dial-in:	1-800-857-5592 or 1-773-799-3757 Call Leader: James Heppelmann Passcode: PTC
Webcast:	www.ptc.com/for/investors.htm
Replay:
The audio replay of this event will be archived for public replay until 4:00 pm (CT) on
January 31, 2012 at 1-866-443-2925.  To access the replay via webcast, please visit www.ptc.com/for/investors.htm.

FY’12 Investor Day
Management will host its FY’12 Investor Day on Tuesday, February 7, 2012 from 9:00am to 4:00pm (ET). This event will be held at the InterContinental Hotel New York Times Square.
What:	PTC FY’12 Investor Day
When:	Tuesday, February 7th from 9:00am to 4:00pm (ET)
Register:	Contact Kristen Whoriskey at 781-370-5689 or kwhoriskey@ptc.com
Webcast:	www.ptc.com/for/investors.htm
Replay:	The audio replay of this event will be archived for public replay until February 13, 2012 at www.ptc.com/for/investors.htm.

Important Information About Non-GAAP References
PTC provides non-GAAP supplemental information to its financial results.  Non-GAAP revenue, operating expenses, margin and EPS exclude the effect of purchase accounting on the fair value of the acquired deferred maintenance balance of MKS Inc., stock-based compensation expense, amortization of acquired intangible assets, acquisition-related expenses, restructuring charges, certain foreign currency transaction losses, and the related tax effects of the preceding items and any one-time tax items.  We use these non-GAAP measures, and we believe that they assist our investors, to make period-to-period comparisons of our operational performance because they provide a view of our operating results without items that are not, in our view, indicative of our core operating results. We believe that these non-GAAP measures help illustrate underlying trends in our business, and we use the measures to establish budgets and operational goals, communicated internally and externally, for managing our business and evaluating our performance. We believe that providing non-GAAP measures affords investors a view of our operating results that may be more easily compared to the results of peer companies.  In addition, compensation of our executives is based in part on the performance of our business based on these non-GAAP measures.  However, non-GAAP information should not be construed as an alternative to GAAP information as the items excluded from the non-GAAP measures often have a material impact on PTC’s financial results. Management uses, and investors should consider, non-GAAP measures in conjunction with our GAAP results.

Forward-Looking Statements
Statements in this press release that are not historic facts, including statements about our fiscal 2012 and other future financial and growth expectations and anticipated tax rates are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected.  These risks include the possibility that customers may not purchase our solutions when or at the rates we expect, the possibility the foreign currency exchange rates may vary from our expectations and thereby affect our reported revenue and expense, the possibility that we may not achieve the license, services or maintenance growth rates that we expect, which could result in a different mix of revenue between license, service and maintenance and could impact our EPS results, the possibility that strategic customer wins may not generate the revenue growth or cost efficiencies we expect, the possibility that resource constraints could adversely affect our revenue, and the possibility that our strategic investments, and organizational realignment and restructuring may not generate the revenue growth or operating margin improvements we expect. In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including the geographic mix of our revenue, expenses and profits and loans and cash repatriations from foreign subsidiaries. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

PTC and all other PTC product names and logos are trademarks or registered trademarks of Parametric Technology Corporation or its subsidiaries in the United States and in other countries. All other companies referenced herein are trademarks or registered trademarks of their respective holders.

About PTC (www.ptc.com)
PTC (Nasdaq: PMTC) provides discrete manufacturers with software and services to meet the globalization, time-to-market and operational efficiency objectives of product development. Using the company’s PLM and CAD and related solutions, organizations in the Industrial, High-Tech, Aerospace/Defense, Automotive, Retail/Consumer and Life Sciences industries are able to support key business objectives such as reducing costs and shortening lead times while creating innovative products that meet customer needs and comply with industry regulations.

Investor Contact:
PTC Investor Relations
Tim Fox, 781-370-5961
tifox@ptc.com

Media Contact:
PTC Public Relations
Eric Snow, 781-370-6210
esnow@ptc.com

(continues)

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended
	December 31,	January 1,
	2011	2011

Revenue:
License	$89,088	$75,473
Service	229,188	191,079
Total revenue	318,276	266,552

Costs and expenses:
Cost of license revenue (1)	7,659	5,954
Cost of service revenue (1)	90,560	80,107
Sales and marketing (1)	97,778	84,521
Research and development (1)	54,993	51,522
General and administrative (1)	29,572	23,484
Amortization of acquired intangible assets	5,209	3,854
Total costs and expenses	285,771	249,442

Operating income	32,505	17,110
Other expense, net	(2,643)	(1,886)
Income before income taxes	29,862	15,224
Provision for income taxes	7,739	1,964
Net income	$22,123	$13,260

Earnings per share:
Basic	$0.19	$0.11
Weighted average shares outstanding	117,715	116,827

Diluted	$0.18	$0.11
Weighted average shares outstanding	120,576	121,150

(1)	The amounts in the tables above include stock-based compensation as follows:

	Three Months Ended
	December 31,	January 1,
	2011	2011
Cost of license revenue	$5	$3
Cost of service revenue	2,513	2,137
Sales and marketing	3,728	2,429
Research and development	2,549	2,393
General and administrative	4,587	4,065
Total stock-based compensation	$13,382	$11,027

PARAMETRIC TECHNOLOGY CORPORATION
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended
	December 31,	January 1,
	2011	2011

GAAP revenue	$318,276	$266,552
Fair value of acquired MKS deferred maintenance
revenue	1,522	-
Non-GAAP revenue	$319,798	$266,552

GAAP operating income	$32,505	$17,110
Fair value of acquired MKS deferred maintenance
revenue	1,522	-
Stock-based compensation	13,382	11,027
Amortization of acquired intangible assets
included in cost of license revenue	4,103	3,363
Amortization of acquired intangible assets	5,209	3,854
Acquisition-related charges included in
general and administrative expenses	2,068	-
Non-GAAP operating income (2)	$58,789	$35,354

GAAP net income	$22,123	$13,260
Fair value of acquired MKS deferred maintenance
revenue	1,522	-
Stock-based compensation	13,382	11,027
Amortization of acquired intangible assets
included in cost of license revenue	4,103	3,363
Amortization of acquired intangible assets	5,209	3,854
Acquisition-related charges included in
general and administrative expenses	2,068	-
Non-operating foreign currency transaction loss (3)	761	722
Income tax adjustments (4)	(6,678)	(5,810)
Non-GAAP net income	$42,490	$26,416

GAAP diluted earnings per share	$0.18	$0.11
Stock-based compensation	0.11	0.09
Income tax adjustments	(0.06)	(0.05)
Acquisition-related charge	0.02	-
All other items identified above	0.10	0.07
Non-GAAP diluted earnings per share	$0.35	$0.22

(2)	Operating margin impact of non-GAAP adjustments:
	Three Months Ended
	December 31,	January 1,
	2011	2011
GAAP operating margin	10.2%	6.4%
Fair value of deferred maintenance revenue	0.5%	0.0%
Stock-based compensation	4.2%	4.2%
Amortization of acquired intangibles	2.9%	2.7%
Acquisition-related charges	0.6%	0.0%
Non-GAAP operating margin	18.4%	13.3%

(3)
In the first quarter of 2012 we recorded $0.8 million of foreign currency transaction losses related to MKS legal entity mergers completed during the quarter.  In the first quarter of 2011 we recorded $0.7 million of foreign currency losses related to a previously announced litigation settlement in Japan.

(4)
Reflects the tax effects of non-GAAP adjustments for the first quarter of 2012 and 2011, which are calculated by applying the applicable tax rate by jurisdiction to the non-GAAP adjustments listed above, as well as a one-time non-cash charge of $1.4 million related to the impact from a reduction in the statutory tax rate in Japan on deferred tax assets from a litigation settlement.

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	September 30,
	2011	2011

ASSETS

Cash and cash equivalents	$187,351	$167,878
Accounts receivable, net	221,436	230,220
Property and equipment, net	62,156	62,569
Goodwill and acquired intangible assets, net	822,070	835,411
Other assets	320,372	333,604

Total assets	$1,613,385	$1,629,682

LIABILITIES AND STOCKHOLDERS' EQUITY

Deferred revenue	$283,297	$294,324
Borrowings under revolving credit facility	200,000	200,000
Other liabilities	282,359	312,668
Stockholders' equity	847,729	822,690

Total liabilities and stockholders' equity	$1,613,385	$1,629,682

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	December 31,	January 1,
	2011	2011

Cash flows from operating activities:
Net income	$22,123	$13,260
Stock-based compensation	13,382	11,027
Depreciation and amortization	17,026	14,069
Accounts receivable	13,295	(958)
Accounts payable and accruals (5)	(32,937)	(29,233)
Deferred revenue	(2,075)	(7,425)
Litigation settlement	-	(52,129)
Other	5,671	3,351
Net cash provided (used) by operating activities	36,485	(48,038)

Capital expenditures	(7,570)	(5,412)
Acquisitions of businesses, net of cash acquired	(880)	-
Proceeds from issuance of common stock	7,196	12,232
Payments of withholding taxes in connection with
vesting of stock-based awards	(12,661)	(17,168)
Other investing and financing activities	150	262
Foreign exchange impact on cash	(3,247)	786

Net change in cash and cash equivalents	19,473	(57,338)
Cash and cash equivalents, beginning of period	167,878	240,253
Cash and cash equivalents, end of period	$187,351	$182,915

(5)	Includes accounts payable, accrued expenses, and accrued compensation and benefits